UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 13, 2007

TRANSACTION SYSTEMS ARCHITECTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-25346	47-0772104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

120 Broadway, Suite 3350

New York, New York 10271

(Address of principal executive offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (646) 348-6700

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On April 13, 2007, Transaction Systems Architects, Inc. (the “Company”) received a written notification from the Staff of The Nasdaq Stock Market (“NASDAQ”) stating that the Nasdaq Listing Qualifications Panel has granted the request of the Company for continued listing on NASDAQ, subject to the condition that the Company file its Form 10-K for the fiscal year ended September 30, 2006, and its Form 10-Q for the quarter ended December 31, 2006, and all required restatements, by July 2, 2007. As previously announced, the Company received written Staff Determination notices from NASDAQ stating that the Company is not in compliance with NASDAQ’s Marketplace Rule 4310(c)(14) because it did not timely file its annual report on Form 10-K for the fiscal year ended September 30, 2006 and quarterly report on Form 10-Q for the quarter ended December 31, 2006. There can be no assurance that the Company will satisfy the condition for continued listing, that the Company will be granted extension of time to meet such condition, if necessary, or that the Company’s common stock will remain listed on NASDAQ.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSACTION SYSTEMS ARCHITECTS, INC.

/s/ Dennis P. Byrnes
Dennis P. Byrnes, Senior Vice President

Date: April 17, 2007